UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 20, 2020

EXELIXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1851 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices) (Zip Code)

(650) 837-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value per Share	EXEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 20, 2020, Exelixis, Inc. (Exelixis) announced top-line results from CheckMate -9ER, a pivotal phase 3 trial evaluating cabozantinib (CABOMETYX®) in combination with nivolumab (Opdivo®) versus sunitinib in patients with previously untreated advanced or metastatic renal cell carcinoma.

The trial met all three efficacy endpoints. The primary endpoint was progression-free survival assessed by independent radiology committee. Cabozantinib in combination with nivolumab significantly reduced the risk of disease progression or death compared with sunitinib (hazard ratio [HR]=0.51, p<0.0001). The secondary endpoints were overall survival and objective response rate. The combination of cabozantinib with nivolumab also significantly improved overall survival compared to sunitinib (HR= 0.60, p<0.001), and objective response rate, with deep and durable responses observed. The median follow-up time was 18.1 months.

The CheckMate -9ER primary analysis included a review of safety data. This preliminary analysis of data showed a favorable safety profile for the combination of a 40mg dose of cabozantinib with nivolumab, with a low frequency of treatment discontinuations due to adverse events.

Detailed results of CheckMate -9ER will be submitted for presentation at an upcoming medical conference.

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements related to the intention to present detailed results of CheckMate -9ER at an upcoming medical conference. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties, which include, without limitation: risks related to the availability of data at the referenced times and those other risks discussed under the caption “Risk Factors” in Exelixis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2020, and in Exelixis’ future filings with the SEC. Exelixis undertakes no duty to update these statements other than to the extent required by applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

April 20, 2020	/s/ JEFFREY J. HESSEKIEL
Date	Jeffrey J. Hessekiel
Executive Vice President and General Counsel